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                                                                  EXHIBIT 23.1

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 10, 2000 (except Note 15, as to which the date is August 9, 2000, and Note 16, as to which the date is July 14, 2000) in the Registration Statement (Form S-4 No. 33-00000) of Flowserve Corporation for the registration of $290,000,000 of 12-1/4% Senior Subordinated Notes due 2010 of Flowserve Corporation and Euro 100,000,000 of 12-1/4% Senior Subordinated Notes due 2010 of Flowserve Finance B.V.

                                                           /s/ Ernst & Young LLP

Dallas, Texas
September 22, 2000